May 22, 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 5-III dated March 5, 2025, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$410,000
Auto Callable Contingent Interest Notes Linked to the
MerQube US Gold Vol Advantage Index due May 28, 2030
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing level of the MerQube US Gold Vol Advantage Index, which we refer to as the Index, is greater than or equal to 50.00% of the Initial Value, which we refer to as the Interest Barrier.
• The notes will be automatically called if the closing level of the Index on any Review Date (other than the first through eleventh and final Review Dates) is greater than or equal to the Initial Value.
• The earliest date on which an automatic call may be initiated is May 22, 2026.
• Investors should be willing to accept the risk of losing a significant portion or all of their principal and the risk that no
Contingent Interest Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest payments, in exchange for the opportunity to receive Contingent
Interest Payments.
• The Index is subject to a 6.0% per annum daily deduction. This daily deduction will offset any appreciation of the futures contracts included in the Index, will heighten any depreciation of those futures contracts and will generally be a drag on the performance of the Index. The Index will trail the performance of an identical index without a deduction. See “Selected Risk Considerations — Risks Relating to the Notes Generally — The Level
of the Index Will Include a 6.0% per Annum Daily Deduction” in this pricing supplement.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on May 22, 2025 and are expected to settle on or about May 28, 2025.
• CUSIP: 48136DWE3
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement, “Risk Factors” beginning on page US-4 of the accompanying underlying supplement and “Selected Risk Considerations” beginning on page PS-7 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$42.50
$957.50
Total
$410,000
$17,425
$392,575
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $42.50 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $909.00 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Index: The MerQube US Gold Vol Advantage Index (Bloomberg
ticker: MQUSGVA). The level of the Index reflects a deduction of
6.0% per annum that accrues daily.
Contingent Interest Payments: If the notes have not been
automatically called and the closing level of the Index on any
Review Date is greater than or equal to the Interest Barrier, you will receive on the applicable Interest Payment Date for each
$1,000 principal amount note a Contingent Interest Payment
equal to $8.3333 (equivalent to a Contingent Interest Rate of
10.00% per annum, payable at a rate of 0.83333% per month).
If the closing level of the Index on any Review Date is less than the Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.
Contingent Interest Rate: 10.00% per annum, payable at a rate of 0.83333% per month
Interest Barrier / Trigger Value: 50.00% of the Initial Value,
which is 1,402.88
Pricing Date: May 22, 2025
Original Issue Date (Settlement Date): On or about May 28,
2025
Review Dates*: June 23, 2025, July 22, 2025, August 22, 2025,
September 22, 2025, October 22, 2025, November 24, 2025,
December 22, 2025, January 22, 2026, February 23, 2026,
March 23, 2026, April 22, 2026, May 22, 2026, June 22, 2026,
July 22, 2026, August 24, 2026, September 22, 2026, October
22, 2026, November 23, 2026, December 22, 2026, January 22,
2027, February 22, 2027, March 22, 2027, April 22, 2027, May
24, 2027, June 22, 2027, July 22, 2027, August 23, 2027,
September 22, 2027, October 22, 2027, November 22, 2027,
December 22, 2027, January 24, 2028, February 22, 2028,
March 22, 2028, April 24, 2028, May 22, 2028, June 22, 2028,
July 24, 2028, August 22, 2028, September 22, 2028, October
23, 2028, November 22, 2028, December 22, 2028, January 22,
2029, February 22, 2029, March 22, 2029, April 23, 2029, May
22, 2029, June 22, 2029, July 23, 2029, August 22, 2029,
September 24, 2029, October 22, 2029, November 23, 2029,
December 24, 2029, January 22, 2030, February 22, 2030,
March 22, 2030, April 22, 2030 and May 22, 2030 (final Review
Date)
Interest Payment Dates*: June 26, 2025, July 25, 2025, August
27, 2025, September 25, 2025, October 27, 2025, November 28,
2025, December 26, 2025, January 27, 2026, February 26, 2026,
March 26, 2026, April 27, 2026, May 28, 2026, June 25, 2026,
July 27, 2026, August 27, 2026, September 25, 2026, October
27, 2026, November 27, 2026, December 28, 2026, January 27,
2027, February 25, 2027, March 25, 2027, April 27, 2027, May
27, 2027, June 25, 2027, July 27, 2027, August 26, 2027,
September 27, 2027, October 27, 2027, November 26, 2027,
December 28, 2027, January 27, 2028, February 25, 2028,
March 27, 2028, April 27, 2028, May 25, 2028, June 27, 2028,
July 27, 2028, August 25, 2028, September 27, 2028, October
26, 2028, November 28, 2028, December 28, 2028, January 25,
2029, February 27, 2029, March 27, 2029, April 26, 2029, May
25, 2029, June 27, 2029, July 26, 2029, August 27, 2029,
September 27, 2029, October 25, 2029, November 28, 2029,
December 28, 2029, January 25, 2030, February 27, 2030,
March 27, 2030, April 25, 2030 and the Maturity Date
Maturity Date*: May 28, 2030
Call Settlement Date*: If the notes are automatically called on any Review Date (other than the first through eleventh and final
Review Dates), the first Interest Payment Date immediately
following that Review Date
Automatic Call:
If the closing level of the Index on any Review Date (other than the first through eleventh and final Review Dates) is greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Review Date, payable on the applicable Call Settlement
Date. No further payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value is greater than or equal to the Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent Interest
Payment applicable to the final Review Date.
If the notes have not been automatically called and the Final
Value is less than the Trigger Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Index Return)
In no event, however, will the payment at maturity be less than
$0.
If the notes have not been automatically called and the Final
Value is less than the Trigger Value, you will lose more than
50.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
Index Return:
(Final Value – Initial Value)
Initial Value
Initial Value: The closing level of the Index on the Pricing Date, which was 2,805.76
Final Value: The closing level of the Index on the final Review
Date
* Subject to postponement in the event of a market disruption event and as described under “Supplemental Terms of the Notes — Postponement of a Determination Date — Notes Linked Solely to an Index” in the
accompanying underlying supplement and “General Terms of Notes —
Postponement of a Payment Date” in the accompanying product
supplement or early acceleration in the event of a commodity hedging disruption event as described under “General Terms of Notes —
Consequences of a Commodity Hedging Disruption Event” in the
accompanying product supplement and in “Selected Risk Considerations
— Risks Relating to the Notes Generally — We May Accelerate Your
Notes If a Commodity Hedging Disruption Event Occurs” in this pricing supplement

PS-2 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
The MerQube US Gold Vol Advantage Index
The MerQube US Gold Vol Advantage Index (the “Index”) was developed by MerQube (the “Index Sponsor” and “Index Calculation
Agent”), in coordination with JPMS, and is maintained by the Index Sponsor and is calculated and published by the Index Calculation
Agent. The Index was established on February 11, 2025. An affiliate of ours currently has an approximately 10% equity interest in the
Index Sponsor, and an employee of JPMS, another of our affiliates, is a member of the board of directors of the Index Sponsor.
The Index attempts to provide a dynamic rules-based exposure to an unfunded rolling position in gold futures (the “Futures Contracts”), while targeting a level of implied volatility, with a maximum exposure to the Futures Contracts of 500% and a minimum exposure to the
Futures Contracts of 0%. The Index is subject to a 6.0% per annum daily deduction. For more information about the Futures
Contracts, see “Background on the Futures Contracts ― Background on Gold Futures” in the accompanying underlying supplement.
On each monthly Index rebalance day, the exposure to the Futures Contracts is set equal to (a) the 35% implied volatility target (the
“target volatility”) divided by (b) the one-month implied volatility of the Futures Contracts, subject to a maximum exposure of 500%. For example, if the implied volatility of the Futures Contracts is equal to 17.5%, the exposure to the Futures Contracts will equal 200% (or
35% / 17.5%) and if the implied volatility of the Futures Contracts is equal to 40%, the exposure to the Futures Contracts will equal
87.5% (or 35% / 40%). The Index’s exposure to the Futures Contracts will be greater than 100% when the implied volatility of the
Futures Contracts is below 35%, and the Index’s exposure to the Futures Contracts will be less than 100% when the implied volatility of the Futures Contracts is above 35%. In general, the Index’s target volatility feature is expected to result in the volatility of the Index being more stable over time than if no target volatility feature were employed. No assurance can be provided that the volatility of the
Index will be stable at any time.
The 6.0% per annum daily deduction will offset any appreciation of the Futures Contracts, will heighten any depreciation of the Futures
Contracts and will generally be a drag on the performance of the Index. The Index will trail the performance of an identical index without a deduction.
Holding the estimated value of the notes and market conditions constant, the Contingent Interest Rate, the Interest Barrier, the Trigger
Value and the other economic terms available on the notes are more favorable to investors than the terms that would be available on a hypothetical note issued by us linked to an identical index without a daily deduction. However, there can be no assurance that any improvement in the terms of the notes derived from the daily deduction will offset the negative effect of the daily deduction on the performance of the Index. The return on the notes may be lower than the return on a hypothetical note issued by us linked to an identical index without a daily deduction.
The daily deduction and the volatility of the Index (as influenced by the Index’s target volatility feature) are two of the primary variables that affect the economic terms of the notes. Additionally, the daily deduction and volatility of the Index are two of the inputs our affiliates’ internal pricing models use to value the derivative or derivatives underlying the economic terms of the notes for purposes of determining the estimated value of the notes set forth on the cover of this pricing supplement. The daily deduction will effectively reduce the value of the derivative or derivatives underlying the economic terms of the notes. See “The Estimated Value of the Notes”
and “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes” in this pricing supplement.
The Index is subject to risks associated with the use of significant leverage. In addition, the Index may be significantly uninvested on any given day, and, in that case, will realize only a portion of any gains due to appreciation of the Futures
Contracts on that day. The index deduction is deducted daily at a rate of 6.0% per annum, even when the Index is not fully invested.
No assurance can be given that the investment strategy used to construct the Index will achieve its intended results or that the Index will be successful or will outperform any alternative index or strategy that might reference the Futures Contracts.
For additional information about the Index, see “The MerQube Vol Advantage Index Series” in the accompanying underlying supplement.

PS-3 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
Supplemental Terms of the Notes
The notes are not commodity futures contracts or swaps and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the
Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures
Trading Commission.
Any values of the Index, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payments in Connection with the First through Eleventh Review Dates
Payments in Connection with Review Dates (Other than the First through Eleventh and Final Review Dates)
The closing level of the Index is greater than or
equal to the Interest Barrier.
The closing level of the Index is less than the Interest
Barrier.
First through Eleventh Review Dates
Compare the closing level of the Index to the Interest Barrier on each Review Date.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.
The notes will be automatically called on the applicable Call Settlement Date and you will receive (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Review Date.
No further payments will be made on the notes.
Review Dates (Other than the First through Eleventh and Final Review Dates)
Automatic Call
The closing level of the
Index is greater than or
equal to the Initial Value.
The closing level of the
Index is less than the
Initial Value.
Initial
Value You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
The closing level of the
Index is greater than or
equal to the Interest
Barrier.
No
Automatic
Call No Contingent Interest Payment will
be made with respect to the
applicable Review Date.
Proceed to the next Review Date.
The closing level of the Index
is less than the Interest
Barrier.
Compare the closing level of the Index to the Initial Value and the Interest Barrier on each Review Date until the final Review
Date or any earlier automatic call.

PS-4 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
Payment at Maturity If the Notes Have Not Been Automatically Called
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 10.00% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
60
$500.0000
59
$491.6667
58
$483.3333
57
$475.0000
56
$466.6667
55
$458.3333
54
$450.0000
53
$441.6667
52
$433.3333
51
$425.0000
50
$416.6667
49
$408.3333
48
$400.0000
47
$391.6667
46
$383.3333
45
$375.0000
44
$366.6667
43
$358.3333
42
$350.0000
41
$341.6667
40
$333.3333
39
$325.0000
Review Dates Preceding the
Final Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment
applicable to the final Review Date.
The notes are not
automatically called.
Proceed to maturity
Final Review Date Payment at Maturity
The Final Value is greater than or equal to the
Trigger Value.
You will receive:
$1,000 + ($1,000 ×Index Return)
In no event, however, will the payment
at maturity be less than $0.
Under these circumstances, you will
lose a significant portion or all of your
principal amount at maturity.
The Final Value is less than the Trigger Value.

PS-5 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
38
$316.6667
37
$308.3333
36
$300.0000
35
$291.6667
34
$283.3333
33
$275.0000
32
$266.6667
31
$258.3333
30
$250.0000
29
$241.6667
28
$233.3333
27
$225.0000
26
$216.6667
25
$208.3333
24
$200.0000
23
$191.6667
22
$183.3333
21
$175.0000
20
$166.6667
19
$158.3333
18
$150.0000
17
$141.6667
16
$133.3333
15
$125.0000
14
$116.6667
13
$108.3333
12
$100.0000
11
$91.6667
10
$83.3333
9
$75.0000
8
$66.6667
7
$58.3333
6
$50.0000
5
$41.6667
4
$33.3333
3
$25.0000
2
$16.6667
1
$8.3333
0
$0.0000

PS-6 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to a hypothetical Index, assuming a range of performances for the hypothetical Index on the Review Dates. The hypothetical payments set forth below assume the following:
• an Initial Value of 100.00;
• an Interest Barrier and a Trigger Value of 50.00 (equal to 50.00% of the hypothetical Initial Value); and
• a Contingent Interest Rate of 10.00% per annum.
The hypothetical Initial Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Value.
The actual Initial Value is the closing level of the Index on the Pricing Date and is specified under “Key Terms — Initial Value” in this pricing supplement. For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “Hypothetical Back-Tested Data and Historical Information” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the twelfth Review Date.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Review Date
105.00
$8.3333
Second Review Date
110.00
$8.3333
Third through Eleventh
Review Dates
Greater than Initial Value
$8.3333
Twelfth Review Date
115.00
$1,008.3333
Total Payment
$1,100.00 (10.00% return)
Because the closing level of the Index on the twelfth Review Date is greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,008.3333 (or $1,000 plus the Contingent Interest
Payment applicable to the twelfth Review Date), payable on the applicable Call Settlement Date. The notes are not automatically callable before the twelfth Review Date, even though the closing level of the Index on each of the first through eleventh Review Dates is greater than the Initial Value. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,100.00. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value is greater than or equal to the Trigger Value.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Review Date
95.00
$8.3333
Second Review Date
85.00
$8.3333
Third through Fifty-Ninth
Review Dates
Less than Interest Barrier
$0
Final Review Date
90.00
$1,008.3333
Total Payment
$1,025.00 (2.50% return)
Because the notes have not been automatically called and the Final Value is greater than or equal to the Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be $1,008.3333 (or $1,000 plus the Contingent Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,025.00.

PS-7 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
Example 3 — Notes have NOT been automatically called and the Final Value is less than the Trigger Value.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Review Date
40.00
$0
Second Review Date
45.00
$0
Third through Fifty-Ninth
Review Dates
Less than Interest Barrier
$0
Final Review Date
40.00
$400.00
Total Payment
$400.00 (-60.00% return)
Because the notes have not been automatically called, the Final Value is less than the Trigger Value and the Index Return is -60.00%, the payment at maturity will be $400.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00%)] = $400.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement, product supplement and underlying supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value is less than the Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value is less than the Initial
Value. In no event, however, will the payment at maturity be less than $0. Accordingly, under these circumstances, you will lose more than 50.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Review Date only if the closing level of the Index on that Review Date is greater than or equal to the Interest Barrier. If the closing level of the Index on that Review Date is less than the Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.
Accordingly, if the closing level of the Index on each Review Date is less than the Interest Barrier, you will not receive any interest payments over the term of the notes.
• THE LEVEL OF THE INDEX WILL INCLUDE A 6.0% PER ANNUM DAILY DEDUCTION —
The Index is subject to a 6.0% per annum daily deduction. The level of the Index will trail the value of an identically constituted synthetic portfolio that is not subject to any such deduction.
The index deduction will place a significant drag on the performance of the Index, potentially offsetting positive returns on the
Index’s investment strategy, exacerbating negative returns of its investment strategy and causing the level of the Index to decline steadily if the return of its investment strategy is relatively flat. The Index will not appreciate unless the return of its investment strategy is sufficient to offset the negative effects of the index deduction, and then only to the extent that the return of its investment strategy is greater than the index deduction. As a result of the index deduction, the level of the Index may decline even if the return of its investment strategy is positive.
The daily deduction is one of the inputs our affiliates’ internal pricing models use to value the derivative or derivatives underlying the economic terms of the notes for purposes of determining the estimated value of the notes set forth on the cover of this pricing supplement. The daily deduction will effectively reduce the value of the derivative or derivatives underlying the economic terms of the notes. See “The Estimated Value of the Notes” and “— Risks Relating to the Estimated Value and Secondary Market Prices of
the Notes” in this pricing supplement.

PS-8 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of the Index, which may be significant. You will not participate in any appreciation of the Index.
• THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE —
If the Final Value is less than the Trigger Value and the notes have not been automatically called, the benefit provided by the
Trigger Value will terminate and you will be fully exposed to any depreciation of the Index.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT HAVE ANY RIGHTS WITH RESPECT TO THE FUTURES CONTRACTS UNDERLYING THE INDEX OR THE
COMMODITY REFERENCED BY THOSE FUTURES CONTRACTS.
• THE RISK OF THE CLOSING LEVEL OF THE INDEX FALLING BELOW THE INTEREST BARRIER OR THE TRIGGER VALUE
IS GREATER IF THE LEVEL OF THE INDEX IS VOLATILE.
• WE MAY ACCELERATE YOUR NOTES IF A COMMODITY HEDGING DISRUPTION EVENT OCCURS —
If we or our affiliates are unable to effect transactions necessary to hedge our obligations under the notes due to a commodity hedging disruption event, we may, in our sole and absolute discretion, accelerate the payment on your notes and pay you an amount determined in good faith and in a commercially reasonable manner by the calculation agent. If the payment on your notes is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment.
Please see “General Terms of Notes — Consequences of a Commodity Hedging Disruption Event” in the accompanying product supplement for more information.
• JPMS AND ITS AFFILIATES MAY HAVE PUBLISHED RESEARCH, EXPRESSED OPINIONS OR PROVIDED
RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES, AND MAY DO SO IN
THE FUTURE —
Any research, opinions or recommendations could affect the market value of the notes. Investors should undertake their own independent investigation of the merits of investing in the notes, the Index and the futures contracts composing the Index.

PS-9 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
An affiliate of ours currently has an approximately 10% equity interest in the Index Sponsor, and an employee of JPMS, another of our affiliates, is a member of the board of directors of the Index Sponsor. The Index Sponsor can implement policies, make judgments or enact changes to the Index methodology that could negatively affect the performance of the Index. The Index
Sponsor can also alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor has no obligation to consider your interests in calculating, maintaining or revising the Index, and we, JPMS, our other affiliates and our respective employees are under no obligation to consider your interests as an investor in the notes in connection with the role of our affiliate as an owner of an equity interest in the Index Sponsor or the role of an employee of JPMS as a member of the board of directors of the Index Sponsor.
In addition, JPMS worked with the Index Sponsor in developing the guidelines and policies governing the composition and calculation of the Index. Although judgments, policies and determinations concerning the Index were made by JPMS, JPMorgan
Chase & Co., as the parent company of JPMS, ultimately controls JPMS. The policies and judgments for which JPMS was responsible could have an impact, positive or negative, on the level of the Index and the value of your notes. JPMS is under no obligation to consider your interests as an investor in the notes in its role in developing the guidelines and policies governing the
Index or making judgments that may affect the level of the Index.
Furthermore, the benchmark price of gold referenced by the Futures Contracts is administered by the London Bullion Market
Association (“LBMA”) or an independent service provider appointed by the LBMA, and we are, or one of our affiliates is, a price participant that contributes to the determination of that price. We and our affiliates will have no obligation to consider your interests as a holder of the notes in taking any actions in connection with our roles as a price participant that might affect the notes.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.

PS-10 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the Index. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Index
• THE INDEX MAY NOT BE SUCCESSFUL OR OUTPERFORM ANY ALTERNATIVE STRATEGY THAT MIGHT BE EMPLOYED
IN RESPECT OF THE FUTURES CONTRACTS —
No assurance can be given that the investment strategy on which the Index is based will be successful or that the Index will outperform any alternative strategy that might be employed with respect to the Futures Contracts.
• THE INDEX MAY NOT APPROXIMATE ITS TARGET VOLATILITY —
No assurance can be given that the Index will maintain an annualized realized volatility that approximates its target volatility of
35%. The Index’s target volatility is a level of implied volatility and therefore the actual realized volatility of the Index may be greater or less than the target volatility. On each monthly Index rebalance day, the Index’s exposure to the Futures Contracts is set equal to (a) the 35% implied volatility target divided by (b) the one-month implied volatility of the Futures Contracts, subject to a maximum exposure of 500%. However, there is no guarantee that the methodology used by the Index to determine the implied volatility of the Futures Contracts will be representative of the realized volatility of the Futures Contracts. In addition, the volatility of the Futures Contracts on any day may change quickly and unexpectedly and realized volatility may differ significantly from implied volatility. In general, over time, the realized volatility of the Futures Contracts has tended to be lower than its implied volatility;
however, at any time the realized volatility may exceed its implied volatility, particularly during periods of market volatility.
Accordingly, the actual annualized realized volatility of the Index may be greater than or less than the target volatility, which may adversely affect the level of the Index and the value of the notes.
• THE INDEX IS SUBJECT TO RISKS ASSOCIATED WITH THE USE OF SIGNIFICANT LEVERAGE —
On a monthly Index rebalance day, the Index will employ leverage to increase the exposure of the Index to the Futures Contracts if the implied volatility of the Futures Contracts is below 35%, subject to a maximum exposure of 500%. Under normal market conditions in the past, the Futures Contracts have tended to exhibit an implied volatility below 35%. Accordingly, the Index has generally employed leverage in the past, except during periods of elevated volatility. When leverage is employed, any movements in the prices of the Futures Contracts will result in greater changes in the level of the Index than if leverage were not used. In particular, the use of leverage will magnify any negative performance of the Futures Contracts, which, in turn, would negatively affect the performance of the Index. Because the Index’s leverage is adjusted only on a monthly basis, in situations where a significant increase in volatility is accompanied by a significant decline in the value of the Futures Contracts, the level of the Index

PS-11 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
may decline significantly before the following Index rebalance day when the Index’s exposure to the Futures Contracts would be reduced.
• THE INDEX MAY BE ADVERSELY AFFECTED BY A “VOLATILITY DRAG” EFFECT —
If the Index is not consistently successful in increasing exposure to the Futures Contracts in advance of increases in the value of the Futures Contracts and reducing exposure to Futures Contracts in advance of declines in the value of the Futures Contracts, then the Index is also expected to be subject to a “volatility drag” effect, which will exacerbate the decline that results from having highly leveraged exposure to the declines in the value of the Futures Contracts. The decay effect would result from the fact that the Index resets the leveraged exposure to the Futures Contracts on a monthly basis and would manifest any time the price of the
Futures Contracts moves in one direction prior to a reset and another following the reset. The decay effect would result because resetting leverage after an increase but in advance of a decline would cause the Index to have increased exposure to that decline, and resetting leverage following a decline but in advance of an increase would cause the Index to have decreased exposure to that increase. The more this fact pattern repeats, the lower the performance of the Index would be relative to the performance of the
Futures Contracts.
• THE INDEX MAY BE SIGNIFICANTLY UNINVESTED —
On a monthly Index rebalance day, the Index’s exposure to the Futures Contracts will be less than 100% when the implied volatility of the Futures Contracts is above 35%. If the Index’s exposure to the Futures Contracts is less than 100%, the Index will not be fully invested, and any uninvested portion will earn no return. The Index may be significantly uninvested on any given day, and will realize only a portion of any gains due to appreciation of the Futures Contracts on any such day. The 6.0% per annum deduction is deducted daily, even when the Index is not fully invested.
• THE NOTES ARE SUBJECT TO RISKS ASSOCIATED WITH GOLD —
Market prices of the Futures Contracts tend to be highly volatile and may fluctuate rapidly based on numerous factors, including the factors that affect the price of gold as described below. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.
• THERE ARE RISKS RELATING TO COMMODITIES TRADING ON THE LBMA —
Market prices of the Futures Contracts may fluctuate rapidly based on the price of gold. The price of gold is determined by the
LBMA or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA gold price as a global benchmark for the value of gold may be adversely affected. The LBMA is a principals’ market, which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA gold price, which could adversely affect the value of the notes.
The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA gold price.
• THE PERFORMANCE OF THE INDEX WILL DIFFER FROM THE PERFORMANCE OF THE COMMODITY REFERENCED BY
THE FUTURES CONTRACTS.
A variety of factors can lead to a disparity between the performance of a futures contract on a commodity and the performance of that commodity, including an implicit financing cost associated with futures contracts and policies of the exchange on which the futures contracts are traded, such as margin requirements. Thus, an increase in margin requirements may adversely affect the

PS-12 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
performance of the Index, with a greater negative effect when market interest rates are higher. During periods of high market interest rates, the Index is likely to underperform the commodity referenced by the Futures Contracts, perhaps significantly.
• THE INDEX MAY BE ADVERSELY AFFECTED IF LATER FUTURES CONTRACTS HAVE HIGHER PRICES THAN AN
EXPIRING FUTURES CONTRACT INCLUDED IN THE INDEX —
As the Futures Contracts included in the Index come to expiration, they are replaced by Futures Contracts with the next following expiry. This is accomplished by synthetically selling the expiring Futures Contract and synthetically purchasing the Futures
Contract with the next following expiry. This process is referred to as “rolling.” Excluding other considerations, if the market for the
Futures Contracts is in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the later Futures Contract would take place at a price that is higher than the price of the expiring Futures Contract, thereby creating a negative “roll yield.” In addition, excluding other considerations, if the market for the Futures Contracts is in
“backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the purchase of the later Futures Contract would take place at a price that is lower than the price of the expiring Futures Contract, thereby creating a positive “roll yield.” The presence of contango in the market for the Futures Contracts could adversely affect the level of the Index and, accordingly, any payment on the notes.
• THE INDEX IS AN “EXCESS RETURN" INDEX THAT DOES NOT REFLECT “TOTAL RETURNS” —
The Index is an excess return index that does not reflect total returns. The return from investing in futures contracts derives from three sources: (a) changes in the price of the relevant futures contracts (which is known as the “price return”); (b) any profit or loss realized when rolling the relevant futures contracts (which is known as the “roll return”); and (c) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”).
The Index measures the returns accrued from investing in uncollateralized futures contracts (i.e., the sum of the price return and the roll return associated with an investment in the Futures Contracts). By contrast, a total return index, in addition to reflecting those returns, would also reflect interest that could be earned on funds committed to the trading of the Futures Contracts (i.e., the collateral return associated with an investment in the Futures Contracts). Investing in the notes will not generate the same return as would be generated from investing in a total return index related to the Futures Contracts.
• CONCENTRATION RISKS ASSOCIATED WITH THE INDEX MAY ADVERSELY AFFECT THE VALUE OF YOUR NOTES —
The Index generally provides exposure to a single futures contract on gold that trades on the Chicago Mercantile Exchange.
Accordingly, the notes are less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware that other indices may be more diversified than the Index in terms of both the number and variety of futures contracts. You will not benefit, with respect to the notes, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.
• THE INDEX IS SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH FUTURES CONTRACTS, INCLUDING VOLATILITY —
The Index tracks the returns of futures contracts. The price of a futures contract depends not only on the price of the underlying asset referenced by the futures contract, but also on a range of other factors, including but not limited to changing supply and demand relationships, interest or exchange rates, governmental and regulatory policies, the policies of the exchanges on which the futures contract trades, national and international monetary, trade, political, geopolitical and economic events, wars (e.g., Russia’s invasion of Ukraine and resulting sanctions) and acts of terror, trade, fiscal and exchange control policies and market confidence in relevant markets, exchanges and custodians. In addition, the futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These factors and others can cause the prices of futures contracts to be volatile.
The Index provides exposure to commodity futures contracts. The prices of commodities and commodity futures contracts are subject to variables that may be less significant to the values of traditional securities, such as stocks and bonds. These variables may create additional investment risks that cause the value of the notes to be more volatile than the values of traditional securities.
As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities are also highly cyclical. The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.
• SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN FUTURES CONTRACTS MAY ADVERSELY AFFECT THE
VALUE OF YOUR NOTES —
Futures markets like the Chicago Mercantile Exchange, the market for the Futures Contracts, are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, futures exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single day. These limits are generally referred to as “daily price fluctuation

PS-13 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.”
Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could affect the level of the Index and therefore could affect adversely the value of your notes.
• THE OFFICIAL SETTLEMENT PRICE AND INTRADAY TRADING PRICES OF THE RELEVANT FUTURES CONTRACTS MAY
NOT BE READILY AVAILABLE —
The official settlement price and intraday trading prices of the Futures Contracts are calculated and published by the Chicago
Mercantile Exchange and are used to calculate the levels of the Index. Any disruption in trading of the Futures Contracts could delay the release or availability of the official settlement price and intraday trading prices and may delay or prevent the calculation of the Index.
• CHANGES IN THE MARGIN REQUIREMENTS FOR THE FUTURES CONTRACTS INCLUDED IN THE INDEX MAY
ADVERSELY AFFECT THE VALUE OF THE NOTES —
Futures exchanges require market participants to post collateral in order to open and to keep open positions in futures contracts. If an exchange changes the amount of collateral required to be posted to hold positions in the Futures Contracts, market participants may adjust their positions, which may affect the prices of the Futures Contracts. As a result, the level of the Index may be affected, which may adversely affect the value of the notes.
• HYPOTHETICAL BACK-TESTED DATA RELATING TO THE INDEX DO NOT REPRESENT ACTUAL HISTORICAL DATA AND
ARE SUBJECT TO INHERENT LIMITATIONS —
The hypothetical back-tested performance of the Index set forth under “Hypothetical Back-Tested Data and Historical Information”
in this pricing supplement is purely theoretical and does not represent the actual historical performance of the Index and has not been verified by an independent third party. Hypothetical back-tested performance measures have inherent limitations.
Hypothetical back-tested performance is derived by means of the retroactive application of a back-tested model that has been designed with the benefit of hindsight. Alternative modelling techniques might produce significantly different results and may prove to be more appropriate. Past performance, and especially hypothetical back-tested performance, is not indicative of future results.
This type of information has inherent limitations and you should carefully consider these limitations before placing reliance on such information.
• OTHER KEY RISKS:
o THE INDEX WAS ESTABLISHED ON FEBRUARY 11, 2025 AND MAY PERFORM IN UNANTICIPATED WAYS.
o HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE
PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.
o THE FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES.
o AN INVESTMENT IN THE NOTES LINKED TO THE INDEX DOES NOT OFFER DIRECT EXPOSURE TO THE SPOT PRICE
OF GOLD.
Please refer to the “Risk Factors” section of the accompanying underlying supplement for more details regarding the above-listed and other risks.

PS-14 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
Hypothetical Back-Tested Data and Historical Information
The following graph sets forth the hypothetical back-tested performance of the Index based on the hypothetical back-tested weekly closing levels of the Index from January 3, 2020 through February 7, 2025, and the historical performance of the Index based on the weekly historical closing levels of the Index from February 14, 2025 through May 16, 2025. The Index was established on February 11,
2025, as represented by the vertical line in the following graph. All data to the left of that vertical line reflect hypothetical back-tested performance of the Index. All data to the right of that vertical line reflect actual historical performance of the Index. The closing level of the Index on May 22, 2025 was 2,805.76. We obtained the closing levels above and below from the Bloomberg Professional® service
(“Bloomberg”), without independent verification.
The data for the hypothetical back-tested performance of the Index set forth in the following graph are purely theoretical and do not represent the actual historical performance of the Index. See “Selected Risk Considerations — Risks Relating to the Index —
Hypothetical Back-Tested Data Relating to the Index Do Not Represent Actual Historical Data and Are Subject to Inherent Limitations”
above.
The hypothetical back-tested and historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any Review Date. There can be no assurance that the performance of the Index will result in the return of any of your principal amount or the payment of any interest.
The hypothetical back-tested closing levels of the Index have inherent limitations and have not been verified by an independent third party. These hypothetical back-tested closing levels are determined by means of a retroactive application of a back-tested model designed with the benefit of hindsight. Hypothetical back-tested results are neither an indicator nor a guarantee of future returns. No representation is made that an investment in the notes will or is likely to achieve returns similar to those shown. Alternative modeling techniques or assumptions would produce different hypothetical back-tested closing levels of the Index that might prove to be more appropriate and that might differ significantly from the hypothetical back-tested closing levels of the Index set forth above.
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying

PS-15 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Gold
Vol Advantage Index
product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many

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economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The MerQube US Gold Vol Advantage Index” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

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You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 5-III dated March 5, 2025:
http://www.sec.gov/Archives/edgar/data/19617/000121390025020799/ea0233342-01_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.